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                                                                   Exhibit 10.26


                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT by and between Multi-Color Corporation, an Ohio corporation (the "Company") and Frank D. Gerace (the "Executive"), dated as of the 16th day of March, 1998 and until the employment is terminated as set forth in this Agreement.

         A. DEFINITIONS. For the purposes of this Agreement, any amendments and, where applicable, any attachments, the following terms shall have the meanings set forth.

                  1. "Annual Base Salary" shall mean one year of salary at the then-current rate for the Executive, as set from time to time by the Board of Directors.

                  2. "Board of Directors" or "Board" shall mean the duly elected and serving directors of the Company.

                  3. "Bonus" shall mean the payment due to Executive over and above Executive's salary and other benefits as calculated pursuant to Section C(2)(b).

                  4. "Cause", with respect to Executive's termination from employment, shall mean:

                           (a)     the Executive's failure to cure the
                  Executive's material breach of this Agreement within sixty
                  (60) days after the Company gives the Executive written notice of the breach;

                           (b) the Executive's appropriation of a material business opportunity of the Company, including securing any material personal profit in connection with any transaction entered into on behalf of the Company. This provision shall not include opportunities communicated by the Executive to the Company which were rejected or on which the Company took no timely action.

                           (c) the Executive's misappropriation of any of the Company's funds or property; or

                           (d) the Executive's conviction of, or entering of a guilty plea or a plea of no contest with respect to, a felony, or any other crime which materially and adversely affects the business of Company or Executive's ability to carry out his duties hereunder and with respect to which imprisonment for a term in excess of six (6) months is a possible punishment.

                  5. "Change of Control," with respect to the termination from employment of Executive shall be deemed to have occurred if:

                           (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or
                  (ii) John C. Court or any member of his family; or (iii) Louis
                  M. Perlman and his affiliates; or


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                  (iv) Burton D. Morgan or his affiliates, becomes the
                  "beneficial owner" as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

                           (b)     during any period of one year after
                  January 1, 1997, individuals, other than John C. Court and John Littlehale, who at the beginning of such period constitute the Board of Directors and any new directors who are elected pursuant to provisions of the Articles of Incorporation entitling holders of Preferred Stock of the Company to elect directors and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                           (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company common stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock of the corporation resulting from such Business Combination and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  6.       "Commencement Date" shall mean March 16, 1998.

                  7. "Company" shall mean Multi-Color Corporation, Ohio Corporate Charter Number 652876, and its successors.

                  8. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, (iii) if the Company notifies the Executive of Non-renewal under Section B, the Date of Termination shall be the end of the Term then in effect, (iv) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Commencement Date, and (v) if a Change of Control occurs, the Date of Termination shall be the date on which such Change of

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         Control occurred, or the date of the subsequent actual cessation of
         Executive's duties under terminations occurring thereafter pursuant to Sections E(1) and E(2), as the case may be.

                  9. "Disability" shall have the meaning set forth in the Company's long-term disability plan, if any; and if none then it shall mean Executive's continued inability for a period of six months to perform at least 50% of the duties he was performing immediately prior to his injury or illness which triggered the disability.

                  10.     "Disability Commencement Date" shall be the 30th day

                  after notice is received by Executive pursuant to Section D(1) that he is under an extended Disability, provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                  11. "Good Reason" with respect to the termination from employment of Executive shall mean:

                           (a) the Company's failure to cure the Company's material breach of this Agreement within sixty (60) days after the Executive gives the Company written notice of the breach;

                           (b) the Company either filing for bankruptcy or being placed in receivership or in an involuntary bankruptcy proceeding;

                           (c) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                           (d)      the Company materially altering the
                  Executive's authority, duties or responsibilities without his consent.

                  12. "Non-renewal" shall mean the Company's timely notification to Executive that it does not desire to have the Agreement automatically extended under Section B.

                  13. "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by a party to set forth in the Notice of Termination specific facts or circumstances as required above shall not be deemed to waive any rights hereunder.

                  14. "Term" shall mean the period of employment set forth in Section B, as extended as set forth therein.


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         B.       EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement. The initial Term of this Agreement shall be from its date through June 30, 2000, or until the employment is terminated as set forth in this Agreement. The Term will be extended automatically for successive one year periods unless either party gives the other written notice no less than three (3) months prior to the completion of the then current Term that it does not desire such automatic extension.

         C.       TERMS OF EMPLOYMENT.

                  1.       POSITION AND DUTIES.

                           (a) During the Executive's employment, the Executive shall serve as Vice President of Operations.

                           (b) During the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  2.       COMPENSATION.

                           (a) BASE SALARY. During the employment of Executive, the Executive shall receive an Annual Base Salary. The beginning Annual Base Salary of Executive shall be $140,000.00. The Annual Base Salary shall be adjusted annually each April 1 based upon Executive's performance but shall not be adjusted below $140,000.00. The Annual Base Salary shall be paid no less frequently than in equal bi-weekly installments.

                           (b) BONUS. Beginning April 1, 1998 and during the Executive's employment, the Executive shall be paid a bonus (the "Bonus"). It shall be based upon the Executive Incentive Compensation Plan adopted by the Compensation Committee of the Board in April 1998, as amended.

                           (c) STOCK OPTIONS. The Executive shall receive a grant of the option for 50,000 shares of common stock pursuant to the Company's 1997 Stock Option Plan. The option shall vest one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and a final one-third on the third anniversary of the date of grant. The term of the option shall be five

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                  years from the date of grant, i.e. the Commencement Date.
                  During the Executive's employment, Executive shall receive additional stock options, as determined by the Board or its committees from time to time. All grants shall provide that if the Company shall terminate the Executive's employment other than for Cause during the Executive's employment, or upon the Executive's death or Disability, or if the Executive shall terminate employment for Good Reason or if a Change of Control shall occur at any time during the Executive's employment, such options shall, if not previously vested, become immediately vested.

                           (d) SAVINGS AND RETIREMENT PLANS. During the Executive's employment, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other executives of the Company, including, without limitation, 401(k) profit sharing retirement savings, supplemental retirement and deferred compensation plans.

                           (e) WELFARE AND OTHER BENEFIT PLANS. During the Executive's employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare, fringe, incentive, vacation and other similar benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription drug, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

                           (f) EXPENSES. During the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive and documented as required by regulations of the Internal Revenue Service.

                           (g) FRINGE BENEFITS. During the Executive's employment the Executive shall be entitled to a car allowance of $600.00 per month.

                           (h) VACATION. During the Executive's employment, the Executive shall be entitled to paid vacation in accordance with the vacation policy of the Company, but in no event less than four weeks per year.

                           (i)      INDEMNITY. The Executive shall be
                  indemnified and saved harmless by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company. Such indemnification shall be established to the level of the greatest indemnification permitted by Ohio law for corporate employees, officers or directors. In furtherance of this protection, the Company shall continue to expend for officers' and directors' liability insurance covering Executive at least the amount spent in fiscal 1998 for such purposes and in any event provide at least as much coverage for the Executive as the Company provides for its other executives.


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         D.       TERMINATION OF EMPLOYMENT.

                  1. DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Executive's employment. If the Company determines in good faith that the Disability of the Executive has occurred during the Executive's employment, it may give to the Executive written notice in accordance with this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the Disability Commencement Date.

                  2. BY THE COMPANY. At any time during the term hereof, the Company may terminate the Executive's employment for Cause, as defined herein, or without Cause.

                  3. BY THE EXECUTIVE. At any time during the term hereof, the Executive's employment may be terminated by the Executive for Good Reason, as defined herein, or without Good Reason, or upon a Change of Control.

                  4. NOTICE OF TERMINATION. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement.

         E.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  1. GOOD REASON; OTHER THAN FOR CAUSE. If the Company terminates the Executive's employment for any reason other than for Cause, death or Disability, or notifies Executive of Non-renewal of the Term under Section B, or if the Executive terminates employment for Good Reason, or if the Executive terminates employment for any reason within one year of a Change of Control (but prior to the expiration of the Term as it may be extended from time to time):

                          (a) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of:

                                   (i)     Executive's Annual Base Salary
                           through the Date of Termination to the extent not previously paid;

                                    (ii)   a bonus of 50% of Annual Base Salary
                           prorated through the Date of Termination;

                                    (iii)  any compensation previously deferred
                           by the Executive and any other non-qualified benefit plan balances to the extent not previously paid; and

                                    (iv)   an amount equal to 1.0 times
                           Executive's Annual Base Salary paid over a two year period in 24 equal monthly installments;

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                           (b)      all stock option awards that were vested
                  immediately prior to the Date of Termination may be exercised by Executive within 90 days of the Date of Termination;

                           (c) for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section B 2(f) of this Agreement if the Executive's employment had not been terminated; and

                           (d) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

                  2. CHANGE OF CONTROL. If a Change of Control occurs and Executive's position is eliminated thereby, or thereafter the Company, or its successor, as the case may be, terminates Executive's employment under this Agreement prior to the end of the Term (as it may be extended from time to time) other than for Cause, the Company shall have all of the obligations set forth in the preceding paragraph (1) except that a) the amount in 1(a)(iv) shall be paid in a lump sum and
         b) paragraph (b) shall read: "all stock option awards that were outstanding immediately prior to the Date of Termination shall, if not previously vested, become immediately vested and/or exercisable, as the case may be with no further restrictions on sale other than those mandated by law or by the agreement creating the Change of Control, if applicable, and all stock option awards that were vested immediately prior to the Date of Termination may be exercised by Executive within 90 days of the Date of Termination."

                  3. CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated by the Company for Cause or the Executive terminates employment without Good Reason during the Executive's employment, this Agreement shall terminate without further obligations to the Executive other than all of the following:

                           (a) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of:

                                    (i)     Executive's Annual Base Salary
                           through the Date of Termination to the extent not previously paid;

                                    (ii)    any compensation previously deferred
                           by the Executive and any other non-qualified benefit plan balances to the extent not previously paid; and


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                           (b)      to the extent not previously paid or
                  provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

                  4. DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than all of the following:

                           (a) the Company shall pay to the Executive's legal representative in a lump sum in cash within 30 days after the Date of Termination the aggregate of:

                                    (i)     Executive's Annual Base Salary
                           through the Date of Termination to the extent not previously paid;

                                    (ii)    a Bonus of 50% of Annual Base Salary
                           prorated through the Date of Termination; and

                                    (iii)   any compensation previously deferred
                           by the Executive and any other non-qualified benefit plan balances to the extent not previously paid;

                           (b)      all stock option awards that were
                  outstanding immediately prior to the Date of Termination shall become immediately vested and/or exercisable, as the case may be with no further restrictions on sale other than those mandated by law and all stock option awards that were vested immediately prior to the Date of Termination may be exercised by Executive's legal representative within 90 days of the Date of Termination;

                           (c) for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section B 2(f) of this Agreement if the Executive's employment had not been terminated;

                           (d) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company; and

                           (e) any other death benefits then in effect for Company employees or executives and their beneficiaries.

                  5. DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, the Company shall have all of the obligations set forth in the preceding

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         paragraph (4) except that subparagraph (e) shall read: "any other long-term disability benefits then in effect for Company employees or executives and their beneficiaries."

         F.       CONFIDENTIAL INFORMATION; NON-COMPETITION.

                  1. CONFIDENTIAL MATERIALS AND INFORMATION. The Executive acknowledges that as a leader in the highly-competitive businesses of printing labels, including inmold labels, and manufacturing and selling gravure cylinders, the Company has developed, acquired and implemented confidential, proprietary strategies and programs, which it has taken steps to protect as trade secrets and which include expansion plans, market research, sales systems, marketing programs, product development strategies, budgets, pricing strategies, identity and requirements of accounts, and other non-public proprietary information regarding customers and the employees of the Company or of its customers (collectively "Confidential Materials and Information"). In performing duties for the Company, the Executive regularly will be exposed to and work with the Company's Confidential Materials and Information. The Executive acknowledges that such Confidential Materials and Information are critical to the Company's success and that the Company has invested substantial money in developing the Company's Confidential Materials and Information. While the Executive is employed by the Company, and after such employment ends for any reason, the Executive will not reproduce, publish, disclose, use, reveal, show, or otherwise communicate to any person or entity any Confidential Materials and Information of the Company unless specifically assigned or directed by the Company to do so or unless it shall have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The covenant in this Paragraph (1) has no temporal, geographical or territorial restriction or limitation, and it applies wherever the Executive may be located.

                  2. NON-SOLICITATION OF THE COMPANY'S EMPLOYEES. For a period of twelve (12) months after the termination of his employment, the Executive will not actively solicit, either directly or indirectly through any third person, any other executive of the Company to terminate his or her employment with the Company without the written consent of the Chairman of the Board of Directors.

                  3        COVENANT AGAINST UNFAIR COMPETITION. While the
         Executive is employed by the Company, and for twenty-four (24) months after such employment ends for any reason, the Executive will not, either directly or indirectly, (a) be employed by, consult for, engage in any business for, or have any ownership interest in any inmold label manufacturer, or in any gravure cylinder manufacturer which is using Think System(TM) technology; or (b) call on, solicit or communicate with any of the Company's customers or prospects for the purpose of obtaining such inmold label or gravure cylinder business other than for the benefit of the Company. As used in this Agreement, the term "customer" means a business entity (including representatives of such business entity) to which the Company provided goods or services at any time in the prior twenty-four (24) months, and the term "prospect" means a business entity (including representatives of such business entity) to which, at any time in the previous twenty-four (24) months, the Company made a proposal, or had under active consideration for making a proposal, for providing goods or services. Ownership, for personal investment

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         purposes only, of not in excess of 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

                  4. RETURN OF CONFIDENTIAL MATERIALS AND INFORMATION. The Executive agrees that whenever the Executive's employment with the Company ends for any reason, all documents containing or referring to the Company's Confidential Materials and Information as may be in the Executive's possession, or over which the Executive may have control, will be delivered by the Executive to the Company immediately, with no request being required.

                  5        IRREPARABLE HARM. The Executive agrees that a breach
         of any covenant in this Section F will cause the Company irreparable injury and damage for which the Company has no adequate monetary remedy, and the Executive further agrees that if the Company claims a breach of any such covenant, the Company will be entitled to seek an immediate restraining order and injunction to prevent, pending or following arbitration under Section I below, such violation or continued violation.

         G. FULL SETTLEMENT. In the event of a Change of Control, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         H.       SUCCESSORS.

                  1. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  3. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such

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         succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         I.       MISCELLANEOUS.

                  1. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws, and any legal action concerning this Agreement shall be brought and maintained only in the Court of Common Pleas of Hamilton County, Ohio. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  2. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Frank D. Gerace
                           1105 Blackhorse Run Drive
                           Loveland, OH  45150

                           If to the Company:

                           Multi-Color Corporation
                           Attn:    President
                           205 West Fourth Street
                           Cincinnati, OH 45202

         or to such other address as either party shall have furnished to the other in writing in accord herewith. Notice and communications shall be effective when actually received by the addressee.

                  3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  4. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.


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                  5.       This Agreement shall supersede any other agreement
         between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                              /s/ Frank D. Gerace
                              ------------------------------------------------
                              Frank D. Gerace                          11/9/98


                              MULTI-COLOR CORPORATION



                              By: /s/ Gordon B. Bonfield, III, President
                                  --------------------------------------------
                                  Grodon B. Bonfield, III, President  10/26/98

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